Exhibit 99.1

Newmont Announces Key Executive Appointments for the Next Phase of Delivery

DENVER – June 15, 2026 – Newmont Corporation (NYSE: NEM, ASX: NEM, PNGX: NEM) (“Newmont”) today announced leadership appointments that further shape its go-forward Executive Leadership Team under President and Chief Executive Officer Natascha Viljoen and reflect the depth of leadership talent within the company. Effective July 1, 2026, Brian Tabolt has been appointed Chief Financial Officer, Mark Rodgers has been appointed Chief Operating Officer, and David Thornton has been appointed Chief Technical Officer. In addition, David Fry has been promoted to Executive Vice President, Project Development, reflecting the importance of disciplined project development and execution as Newmont advances its highest-return growth opportunities.

“These appointments bring together respected leaders with deep industry experience and a strong understanding of our operational, financial, technical and project development disciplines,” said Natascha Viljoen. “They reflect the strength of leadership and depth of talent we have built at Newmont and the capabilities we need to strengthen performance across the business, advance our world-class portfolio with discipline and pace, and continue creating long-term value for shareholders and stakeholders. They also speak to the opportunity our portfolio creates for talented people to grow, take on meaningful leadership roles and help shape Newmont’s future.”

Brian Tabolt, who most recently served as Newmont’s Chief Accounting Officer and Group Head, Finance, will bring over 20 years of expertise to lead the global finance organization as Chief Financial Officer. Since joining Newmont in 2021, Brian has held a series of strategic leadership roles that reflect his contributions to strengthening financial oversight and discipline, as well as the evolution of capital allocation and integrated planning across the business, including Group Head, Financial Planning and Analysis and interim Chief Financial Officer. Prior to Newmont, Brian served as Vice President, Controller and Chief Accounting Officer at Molson Coors Beverage Company, and earlier in senior technical accounting and SEC reporting roles. He began his career in public accounting at Deloitte.

As Chief Operating Officer, Mark Rodgers will lead Newmont’s operating portfolio, strengthening alignment across the company’s 12 operating sites and its health, safety, security and environment work. Mark currently serves as Managing Director, Africa and Asia Pacific at Newmont. He joined the company in 2020 and has held a series of senior leadership roles across multiple regions, including serving as Managing Director of Latin America and Caribbean, Africa and Asia Pacific. Mark is a seasoned senior executive with more than 30 years of experience in the resources industry, including working for BHP and Rio Tinto.

With more than 25 years of mining experience, David Thornton will serve as Newmont’s Chief Technical Officer. In this role, David will lead the company’s Technical Services function, including exploration, asset management, processing, mine planning and digital. His leadership will help strengthen Newmont’s technical capability to improve operational and project performance and advance technology and innovation across the business. He currently serves as Managing Director, Americas at Newmont, following prior leadership roles including Managing Director of Latin America and Caribbean and Africa and as Vice President, Productivity for North America. He joined Newmont in 2016 and has held technical roles across surface and underground operations. Before joining the company, he held engineering and leadership roles at Gold Fields in Australia and Barrick Gold Corporation.

David Fry currently serves as Newmont’s Group Head, Global Projects and brings significant international project delivery experience across mining, energy and infrastructure. Before joining Newmont, he served as Managing Director, Projects at Rio Tinto, where he led a major portfolio of projects across the Asia-Pacific region. Earlier in his career, he held a range of engineering, project and operational leadership roles in the oil and gas sector, including with UGL and Origin Energy.

These appointments strengthen Newmont’s ability to execute its strategy with clarity and focus. With strong alignment across operations, finance and technical functions, the company is well positioned to improve performance, maintain cost discipline, execute effectively and deliver long-term value for shareholders.

About Newmont

Newmont is the world’s leading gold company and producer of copper, zinc, lead, and silver. The company’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in Africa, Australia, Latin America & Caribbean, North America, and Papua New Guinea. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social, and governance practices. Newmont is an industry leader in value creation, supported by robust safety standards, superior execution, and technical expertise. Founded in 1921, the Company has been publicly traded since 1925. At Newmont, our purpose is to create value and improve lives through sustainable and responsible mining. To learn more about Newmont’s sustainability strategy and initiatives, go to www.newmont.com.

Media Contact - Global

Shannon Brushe
globalcommunications@newmont.com

Investor Relations Contact – Global
Neil Backhouse
investor.relations@newmont.com

Investor Contact – Asia Pacific
Clare Kasperzak
apac.investor.relations@newmont.com

Cautionary Statement Regarding Forward-Looking Statements
This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements in this news release include, without limitation, expectations regarding future performance improvements, opportunities, value creation and other statements regarding future events or results. For a discussion of risks and other factors that might impact future looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission on February 21, 2025, under the heading Risk Factors.